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                                                Exhibit 23.1


                 CONSENT OF DEWEY BALLANTINE


          The consent of Dewey Ballantine to the use of their opinion with respect to the legality of the securities registered hereunder is contained in said opinion filed as
Exhibit 5 to the Registration Statement.